Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

HADRON ENERGY, INC. FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets as of March 31, 2026 (Unaudited) and December 31, 2025	F-2
Unaudited Condensed Statements of Operations and Comprehensive Income (Loss) for the three months ended March 31, 2026 and 2025	F-3
Unaudited Condensed Statements of Stockholders’ Deficit for the three months ended March 31, 2026 and 2025	F-4
Unaudited Condensed Statements of Cash Flows for the three months ended March 31, 2026 and 2025	F-5
Notes to the Unaudited Financial Statements	F-6

HADRON ENERGY, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash	$2,129,451	$1,757,241
Prepaid expenses and other current assets	81,134	333,403

Total current assets	2,210,585	2,090,644
Property and equipment, net	35,419	37,364
Operating lease right-of-use assets, net	60,611	81,607
Other assets	—	6,006
Deferred transaction costs	2,290,926	1,874,924

Total assets	$4,597,541	$4,090,545

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,832,384	$97,937
Accrued expenses	11,908,228	17,383,394
Operating lease liabilities, current portion	20,946	37,731

Total current liabilities	13,761,558	17,519,062
Operating lease liabilities	10,023	12,499
Simple Agreements for Future Equity	34,524,160	46,358,393

Total liabilities	48,295,741	63,889,954

Commitments and contingencies (Note 10)
Stockholders’ deficit:
Common stock: $0.0001 par value; 2,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 924,167 and 921,354 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	255	255
Additional paid-in capital	15,302,584	12,568,471
Accumulated deficit	(59,001,039)	(72,368,135)

Total stockholders’ deficit	(43,698,200)	(59,799,409)

Total liabilities and stockholders’ deficit	$4,597,541	$4,090,545

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended March 31,
	2026	2025
Operating expenses
General and administrative, including related parties of $1,946 and $22,749, respectively (Note 9)	$1,562,910	$148,877
Research and development, including related parties of $0 and $3,400, respectively (Note 9)	442,807	6,322
Stock-based compensation	2,734,113	9,013
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—

Total operating expenses	52,137	164,390

Loss from operations	(52,137)	(164,390)
Other income (loss)
Change in fair value of Simple Agreements for Future Equity	13,419,233	(55,961)

Total other income (loss)	13,419,233	(55,961)

Income (loss) before provision for income taxes	13,367,096	(220,351)
Provision for income taxes	—	—

Net income (loss) and comprehensive income (loss)	$13,367,096	$(220,351)
Undistributed earnings allocated to participating securities	(257,544)	—

Net income (loss) attributable to common shareholders	$13,109,552	$(220,351)

Net income (loss) per share:
Net income (loss) per share - Basic	$14.23	$(0.24)
Weighted average shares outstanding - Basic	921,519	900,213
Net loss per share - Diluted	$(0.30)	$(0.24)
Weighted average shares outstanding - Diluted	985,863	900,213

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

Three months Ended March 31, 2026

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances as of December 31, 2025	921,354	$255	$12,568,471	$(72,368,135)	$(59,799,409)
Net income	—	—	—	13,367,096	13,367,096
Stock-based compensation	—	—	2,734,113	—	2,734,113
Vesting of restricted shares	2,813	—	—	—	—

Balances as of March 31, 2026	924,167	$255	$15,302,584	$(59,001,039)	$(43,698,200)

Three months Ended March 31, 2025

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balances as of December 31, 2024	900,104	$250	$2,755	$(593,556)	$(590,551)
Net loss	—	—	—	(220,351)	(220,351)
Stock based compensation	—	—	9,013	—	9,013
Vesting of restricted shares	313	1	(1)	—	—

Balances as of March 31, 2025	900,417	$251	$11,767	$(813,907)	$(801,889)

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$13,367,096	$(220,351)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—
Noncash operating lease expense	20,996	3,350
Change in fair value of Simple Agreements for Future Equity	(13,419,233)	55,961
Stock-based compensation	2,734,113	9,013
Changes in operating assets and liabilities:
Prepaid expenses	252,269	(18,023)
Due from stockholder	—	(19,305)
Operating lease right-of-use assets and liabilities	(19,261)	(42,935)
Other assets	6,006	—
Accounts payable	1,318,445	—
Accrued expenses	(785,528)	21,501

Net cash used in operating activities	(1,212,790)	(210,611)

Cash flows from financing activities
Proceeds from issuance of Simple Agreements for Future Equity	1,585,000	307,000

Net cash provided by financing activities	1,585,000	307,000

Net increase in cash	372,210	96,389
Cash - beginning of period	1,757,241	17,276

Cash - end of period	$2,129,451	$113,665

Supplemental schedule of non-cash transactions
Right-of-use assets obtained in exchange for lease liabilities	$—	$68,914
Deferred transaction costs included in accounts payable	$416,002	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

1.	ORGANIZATION

Hadron Energy, Inc. (“the Company”) was formed on July 8, 2024 as Hadron Energy LLC, a California limited liability company (“the LLC”). On October 30, 2024, the sole member of the LLC converted its entire interest in the LLC into the Company as a Delaware Corporation, in exchange for 900,000 shares of common stock of the Company. The Company is developing a maximally standardized, factory-fabricated 10 megawatt pressurized light-water micro modular reactor based on Generation III+ technology. Designed for deployment at most U.S. sites with minimal site-specific requirements, each reactor is customized to meet the power demands of data centers, industrial sites, and remote applications.

Liquidity and Going Concern

The Company’s condensed financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of March 31, 2026, the Company had cash of $2,129,451 and accumulated deficit of $59,001,039; and for the three months ended March 31, 2026, a loss from operations of $52,137 and negative cash flows from operations of $1,212,790. The Company’s ability to continue as a going concern depends on its ability to obtain financial support through debt and equity transactions to fund the needs of the business, and ultimately to generate profitable operations. These condensed financial statements do not reflect any adjustments or reclassifications of assets and liabilities which would be necessary if the Company were unable to continue as a going concern. Since inception, except for the three months ended March 31, 2026, the Company has incurred and expects to continue to incur net losses and negative operating cash flows. Management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the development of technology and the development of market and strategic relationships with other businesses. The Company’s continued existence is dependent upon its ability to obtain additional sources of funding to support, through debt and equity transactions, its ongoing operations. There is no assurance that the Company will be able to secure funding under favorable terms. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

On September 27, 2025, GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and the Company. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (such transactions, together with the Merger, the “Business Combination”). On December 12, 2025, the parties entered into a first amendment to the Business Combination Agreement (the “First Amendment”), pursuant to which the parties expanded the size of the post-Closing Board of Directors to eight (8) members. On April 16, 2026, the parties entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), pursuant to which the parties amend the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. On May 7, 2026, the Company and the shareholders of GigCapital7 approved the business combination contemplated by the Business Combination Agreement, and as amended. On May 22, 2026, the Business Combination was consummated and is accounted for as a reverse capitalization.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial reporting and the rules and regulations of the Securities and Exchange Commission (“SEC”). References to ASC and ASU included herein refer to the Accounting Standards Codification and Accounting Standards Update established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative GAAP.

In management’s opinion, the unaudited interim condensed financial statements have been prepared on the same basis as the fiscal year 2025 audited financial statements. They include all adjustments, consisting of only normal recurring adjustments, necessary for the fair statement of the Company’s financial position as of March 31, 2026, and its results of operations and cash flows for the three months ended March 31, 2026. The results for the three months ended March 31, 2026 are not necessarily indicative of the results expected for the year or any other periods. The condensed balance sheet as of December 31, 2025 has been derived from the Company’s audited financial statements.

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Use of Accounting Estimates

The preparation of interim condensed financial statements in conformity with GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to Simple Agreements for Future Equity agreements (“SAFEs”), stock-based compensation, valuation of the Company’s common stock, and loss contingencies including estimated legal settlement, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the interim condensed financial statements, as well as amounts reported on the condensed statements of operations and comprehensive income (loss) during the periods presented. These estimates and assumptions may change as new events occur, and additional information is obtained. As a result, actual results could differ materially from these estimates and assumptions.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Property and Equipment, Net

All additions are recorded at cost. Maintenance and repairs are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation is derecognized with any gain or loss recorded in the year of disposition. Depreciation is based on the estimated useful lives of the assets using the straight-line method. Furniture is depreciated over useful lives of three to seven years, and computer equipment is depreciated over three years.

Deferred Transaction Costs

The Company capitalizes deferred transaction costs, which primarily consist of incremental legal fees, accounting fees and other fees directly attributable to the anticipated Business Combination which will be accounted for as a reverse recapitalization. Reverse recapitalization transactions are viewed as the issuance of equity by the accounting acquirer for the cash of the Special Purpose Acquisition Company (“SPAC”). Accordingly, the direct and incremental transaction costs related to the de-SPAC transaction are treated as reduction of the SPAC’s cash proceeds and deducted from additional paid-in capital. The deferred transaction costs will be reclassified to additional paid-in capital upon closing. As of March 31, 2026 and December 31, 2025, deferred transaction costs of $2,290,926 and $1,874,924, respectively, were capitalized in connection with the Business Combination on the balance sheet.

Fair Value of Financial Instruments

The Company measures certain financial assets and liabilities at fair value. Fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, the Company uses a three-level hierarchy, which prioritizes fair value measurements based on the types of inputs used for the various valuation techniques (market approach, income approach and cost approach). The levels of hierarchy are described below:

•	Level 1 – Quoted prices in active markets for identical instruments.

•

Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. Financial assets and liabilities are classified in their entirety based on the most stringent level of input that is significant to the fair value measurement. The carrying amount of certain financial instruments, including prepaid expenses and other current assets, other assets, deferred transaction costs, accounts payable, and accrued expenses approximate their fair value due to their short maturities. The fair value of the Company’s SAFEs liability and legal settlement were determined using level 3 fair value determination methods. Refer to Note 5 for additional details.

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Leases

The Company has lease arrangements for its corporate offices and a Company vehicle. In accordance with ASC 842, Leases, the Company determines if an arrangement is a lease at inception by evaluating whether the arrangement conveys the right-of-use (“ROU”) to an identified asset and whether the Company obtains substantially all of the economic benefits from and has the ability to direct the use of the asset. Leases are recorded as an operating lease right-of-use assets and operating lease liabilities on the balance sheets. Leases with an initial term of 12 months or less are not recorded on the balance sheets. Lease ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease ROU assets and liabilities are recognized at the commencement date based on the present value of lease payments over the expected lease term, including options to extend the lease when it is reasonably certain that the Company will exercise that option. The Company uses the discount rate implicit in the lease unless that rate cannot be readily determined. In that case, the Company uses its estimated incremental borrowing rate, which is the rate of interest that the Company would have to pay to borrow on a collateralized basis an amount equal to the lease payments over the expected lease term. Operating lease expense for lease payments is recognized on a straight-line basis over the expected lease term. There were no finance leases as of March 31, 2026 and December 31, 2025.

Simple Agreements for Future Equity

The Company accounts for its SAFEs as a liability stated at fair value in accordance with ASC Topic 480: Distinguishing Liabilities from Equity. SAFEs are subject to revaluation at the end of each reporting period, with changes in fair value recognized in the statements of operations and comprehensive income (loss). There was no event that triggered the SAFEs to convert into equity securities during the three months ended March 31, 2026 and 2025. Refer to Note 5 for additional details.

General and Administrative

General and administrative (“G&A”) expenses consist primarily of personnel-related expenses for executives, human resources, finance and other G&A employees, including salary, professional services costs and facility and overhead costs.

Research and Development

Research and development (“R&D”) expenses represents costs incurred for technology development and regulatory support for the development of the factory light-water micro modular reactor. The R&D expenses consist of: employee-related expenses, including salaries, benefits, payroll taxes, travel, for personnel in R&D functions; expenses related to technology development; and facilities, overhead, and other expenses. All research and development costs related to product development are expensed as incurred.

Stock-Based Compensation

Stock-based compensation is measured using a fair value-based method for all equity-based awards. The cost of awarded equity instruments is recognized based on each instrument’s grant-date fair value over the period during which the award vests. The Company recognizes stock-based compensation expense for awards ratably over the requisite service period. For awards subject to time-based vesting conditions, the service period is generally the vesting period.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when it is “more likely-than-not” that deferred tax assets will not be realized. On a regular basis, the Company evaluates the recoverability of deferred tax assets and the need for a valuation allowance. Such evaluations involve the application of significant judgment. The Company considers multiple factors in its evaluation of the need for a valuation allowance. The Company’s net deferred tax assets consist of assets related to net operating losses.

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

Until an appropriate level of profitability is attained, the Company expects to maintain a full valuation allowance on its deferred tax assets. Any tax benefits or tax expense recorded on its statements of operations will be offset with a corresponding valuation allowance until such time that the Company changes its determination related to the realization of deferred tax assets. In the event that the Company changes its determination as to the amount of deferred tax assets that can be realized, the Company will adjust its valuation allowance with a corresponding impact to the provision for income taxes in the period in which such a determination is made. For uncertain tax positions that meet a “more likely-than-not” threshold, the Company recognizes the benefit of uncertain tax positions in the financial statements.

The Company’s practice is to recognize interest and penalties, if any, related to uncertain tax positions in income tax expense in the accompanying statements of operations and comprehensive income (loss). The prior year tax returns remain subject to examination by taxing jurisdictions. At March 31, 2026 and 2025, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Net Income (Loss) Per Share

The Company’s basic net income (loss) per share of common stock is computed based upon the weighted average number of shares of common stock outstanding for the period. Diluted loss per share includes the effect, if any, from potential conversion of securities, such as the issuance of shares of common stock from SAFE notes. Participating securities (unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents) are included in the computation of net income (loss) per share, pursuant to the two-class method. The Company’s participating securities consist solely of unvested restricted stock awards, which have contractual participation rights equivalent to those of stockholders of unrestricted common stock. The two-class method of computing earnings per share is an allocation method that calculates earnings per share for common stock and participating securities. During periods of net loss, no effect is given to the participating securities because they do not share in the losses of the Company. For any period in which the Company is in a net loss position, basic net loss per share is the same as diluted net loss per share, since the effects of potentially dilutive securities are antidilutive.

The following table sets forth the computation of basic and diluted net income (loss) per common share:

	March 31,	March 31,
	2026	2025
Numerator:
Net income (loss)	$13,367,096	$(220,351)
Undistributed earnings allocated to participating securities	(257,544)	—

Net income (loss) - basic	$13,109,552	$(220,351)

Net income (loss)	$13,367,096	$(220,351)
Change in fair value of Simple Agreements for Future Equity	(13,419,233)	—
Undistributed earnings allocated to participating securities	(241,038)	—

Net loss - diluted	$(293,175)	$(220,351)

Denominator:
Denominator for basic net income (loss) per share – common shares outstanding	921,519	900,213
Effect of dilutive securities:
Expected shares from SAFEs	64,344	—

Denominator for diluted net loss per share – common shares outstanding	985,863	900,213

Net income (loss) per share – basic	$14.23	$(0.24)
Net loss per share - diluted	$(0.30)	$(0.24)

The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net income (loss) per share for the periods presented because including them would have been antidilutive (in common stock equivalent shares):

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

	March 31, 2026	March 31, 2025
Unvested shares of restricted stock purchase agreements	31,833	2,083
Expected shares from SAFE notes	—	22,358

Total potentially dilutive securities	31,833	24,441

Segment Information

The Company has determined that its Chief Executive Officer (“CEO”), is its chief operating decision maker (“CODM”). The CODM reviews financial information presented for purposes of assessing performance and making decisions on how to allocate resources at the overall Company level. The Company views its operations and manages its business as a single reportable segment with a single operating segment. During the three months ended March 31, 2026 and 2025, the CODM made decisions on resource allocation, assessed performance of the business and monitored actual results using net loss, which is provided in the accompanying statements of operations and comprehensive income (loss). When evaluating how to allocate resources, the CODM primarily focuses on contract labor and legal fees which are the significant expenses within the results of operations. Contract labor costs and legal fees were $35,216 and $145,589, respectively, for the three months ended March 31, 2026 and contract labor costs and legal fees were $42,706 and $26,759, respectively, for the three months ended March 31, 2025, which are included in general and administrative expenses in the accompanying condensed statements of operations and comprehensive income (loss).

Recent Accounting Pronouncements

The Company considers the applicability and impact of all ASUs issued by the FASB.

In October 2023, FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative. This ASU amends the ASC to incorporate certain disclosure requirements from SEC Release No. 33-10532, Disclosure Update and Simplification that was issued in 2018. The effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For entities subject to the SEC’s existing disclosure requirements and for entities required to file or furnish financial statements with or to the SEC in preparation for the sale of or for purposes of issuing securities that are not subject to contractual restrictions on transfer, the effective date for each amendment will be the date on which the SEC’s removal of that related disclosure from Regulation S-X or Regulation S-K becomes effective, with early adoption prohibited. For all other entities, the amendments will be effective two years later. The Company is evaluating the effect that ASU 2023-06 will have on its financial statements and related disclosures.

In January 2025, the FASB issued ASU 2025-01, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date. ASU 2025-01 clarifies the effective date for ASU 2024-03 (Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures), ensuring public business entities adopt it initially in annual reporting periods (not interim) for non-calendar year-end entities. ASU 2024-03 requires disclosure on an annual and interim basis, in the notes to the financial statements, of disaggregated information about specific categories underlying certain income statement expense line items. The effective dates of ASU 2025-01 align with ASU 2024-03: annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”). ASU 2025-03 changes how companies determine the accounting acquirer in certain business combinations involving variable interest entities. The new guidance requires considering the factors used for other acquisition transactions to assess which party is the accounting acquirer. ASU 2025-03 is effective for the Company’s annual reporting periods beginning on January 1, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In May 2025, the FASB issued ASU No. 2025-04, Compensation – Stock Compensation (Topic 718) and Revenue from Contracts With Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”). ASU 202504 revises the definition of a performance condition, eliminates the forfeiture policy election for service conditions, and clarifies that the variable consideration

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

constraint in ASC Topic 606 does not apply to share-based consideration payable to customers. The new guidance requires entities to consistently account for share-based awards granted to customers by clarifying the treatment of vesting conditions and ensuring alignment with ASC Topic 606 and ASC Topic 718: Compensation—Stock Compensation. ASU 2025-04 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. ASU 2025-10 establishes the accounting for a government grant received by a business entity, including guidance for (1) a grant related to an asset and (2) a grant related to income. The ASU is effective for annual periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270). ASU 2025-11 clarifies the interim disclosure requirements, the applicability of Topic 270, the types of interim reporting, and the form and content of interim financial statements in accordance with GAAP. The ASU requires entities to disclose events since the end of the last annual reporting period that have a material impact on the entity. The ASU is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements. ASU 2025-12 represents changes to the Codification that (1) clarify, (2) correct errors, or (3) make minor improvements. The amendments make the Codification easier to understand and apply. The ASU is effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of adopting this new accounting guidance on its financial statements and related disclosures.

The Company believes, based on its preliminary assessment, that any other recently issued, but not yet adopted, accounting pronouncements will not have a material impact on the Company’s financial statements or related disclosures, or do not apply to the Company.

3.	ACCRUED EXPENSES

Accrued expenses was as follows at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Legal fees	$50,000	$957,751
Credit card obligations	443	2,657
Accrued compensation	202,387	77,950
Other	36	36
Accrued legal settlement	11,655,362	16,345,000

Total accrued expenses	$11,908,228	$17,383,394

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

4.	PROPERTY AND EQUIPMENT, NET

Property and equipment was as follows at March 31, 2026 and December 31, 2025:

	March 31, 2026	December 31, 2025
Furniture	$15,857	$15,857
Computer equipment	28,215	28,215

	44,072	44,072
Accumulated depreciation	(8,653)	(6,708)

Total property and equipment, net	$35,419	$37,364

Depreciation expense for the three months ended March 31, 2026 and 2025 was $1,945 and $178, respectively.

5.	SIMPLE AGREEMENTS FOR FUTURE EQUITY (SAFEs)

During the three months ended March 31, 2026 and 2025, the Company issued instruments referred to as SAFEs as its primary source of funding. Pursuant the terms of the SAFEs, upon a qualified future equity financing involving preferred shares, the SAFEs will settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock (“Standard Preferred Stock”) equal to the purchase price divided by the lowest price per share of the Standard Preferred Stock, or (ii) the number of shares of SAFE preferred stock (“SAFE Preferred Stock”) divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap) (“Cap Price”).

Upon the occurrence of a change of control, a direct listing or an initial public offering (described as a “liquidity event”) (other than a qualified financing), the investors have the option to receive either (i) cash payment equal to the invested amount under such SAFE, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE agreement. If a dissolution event occurs prior to the termination of the SAFEs, the investors would be entitled to receive a portion of the related proceeds equal to the purchase amount (or the amount received for the SAFE).

The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480 Distinguishing Liabilities from Equity, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date. The fair value of the Company’s SAFEs were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement within the fair value hierarchy. The SAFEs are valued using the market approach for intangible asset method, which considers among other things, comparable transactions, relevant market multiples, asset characteristics, transaction type, market conditions and qualitative comparable normalization.

The fair value of the SAFEs issued during the period was determined based on the following significant unobservable inputs:

Financing scenario	10.0%
Liquidity event scenario	90.0%
Project term to projected financing date (in years)	0.42
Project term to projected liquidity event date (in years)	0.12
Discount rate	46.2%
Risk-free rate (continuous)	3.7%
Volatility	86.0% – 100.0%

HADRON ENERGY, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

(Unaudited)

The following table presents a reconciliation of the liabilities, measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended March 31, 2026:

Balance at December 31, 2025	$46,358,393
SAFEs issued during the period	1,585,000
Change in fair value during the period	(13,419,233)

Balance at March 31, 2026	$34,524,160

As of March 31, 2026 and December 31, 2025, the estimated fair value of the SAFEs was $34,524,160 and $46,358,393, respectively. The change in fair value during the three months ended March 31, 2026 reflected in the above table, is included in other income (loss) in the accompanying statements of operations and comprehensive income (loss).

6.	LEASES

The Company has an operating lease for a vehicle entered into in February 2025 that expires in January 2028. Under the terms of the lease, base rent is $1,058 per month. There is no renewal options associated with the lease.

The Company has an operating lease for office space in Redwood City, California which was entered into in June 2025 and expires in June 2026. Under the terms of the lease, base rent is $6,006 per month. There is no renewal options associated with the lease.

Operating lease costs for the three months ended March 31, 2026 and 2025 were $22,926 and $4,473, respectively. Cash payments included in the measurement of operating lease liabilities for the three months ended March 31, 2026 were $21,191 and $44,058, respectively. The weighted average remaining lease term as of March 31, 2026 was 1.21 years. The weighted-average discount rate during the three months ended March 31, 2026 was 22.54%.

The Company utilizes the rate implicit in the lease or the estimated incremental borrowing rate at the commencement of the lease in determining the present value of future payments.

Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities. Operating lease costs are included in general and administrative expenses in the statements of operations and comprehensive income (loss).

Maturities of the operating lease liabilities are summarized as follows as of March 31, 2026:

(in thousands)
2026 (remaining nine months)	$21,533
2027	12,694
2028	1,552

Minimum lease payments	35,779
Less: imputed interest	(4,810)

Present value of operating lease liabilities	$30,969

Current portion	$20,946
Noncurrent portion	10,023

Total operating lease liabilities	$30,969

HADRON ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

7.	STOCKHOLDERS’ DEFICIT

Common Stock

Pursuant to the certificate of incorporation dated October 30, 2024, the Company was authorized to issue 2,000,000 shares of common stock par value of $0.0001 per share. The holders of common stock have one vote for each share of common stock held of record by such holder as of the applicable record date. The Company’s founder contributed $250 upon the formation of Hadron Energy, LLC on July 8, 2024. On October 30, 2024, 900,000 shares of common stock were issued to the Company’s founder in exchange for his sole member interest in Hadron Energy, LLC.

Stock Based Compensation

On October 30, 2024, the Company adopted the Hadron Energy, Inc. 2024 Equity Incentive Plan (the “Plan”) whereby employees, officers, directors and consultants of the Company and its affiliates and others performing services to the Company may be given an opportunity to acquire up to 100,000 shares of common stock in the form of options and restricted stock purchase agreements (“RSPAs”). The exercise price, vesting and expiry date is determined for each grant by the Company’s Board of Directors.

On December 22, 2025, the Board of Directors approved an amendment to the Plan to increase the number of shares authorized for issuance under the Plan. The maximum aggregate number of shares of common stock that the Company may award under the Plan is 160,000. The term of the Plan is 10 years.

Restricted Stock Purchase Awards

The Company issued restricted shares of its common stock under RSPAs to grantees. The grantees were given the right to purchase the shares at a discounted purchase price, with restrictions lapsing over vesting periods ranging from zero to sixty months. For RSPAs with a discounted purchase price, the compensation to the employee is the difference between the fair market value of the Company’s stock and the discounted price paid in accordance with ASC 718, Compensation—Stock Compensation. This total compensation cost is then amortized to expense over the grantee’s vesting period. As no observable market price per share is available for the Company’s common stock, the Company uses a reasonable valuation method to estimate the current fair value per share of its common stock.

The following table summarizes the RSPAs activity during the year ended March 31, 2026:

	Number of Shares	Weighted Average Grant Date Fair Value per Share
Unvested as of December 31, 2025	21,146	$460.61
Granted	33,500	$702.63
Cancelled	(20,000)	$485.33
Vested	(2,813)	$627.75

Unvested as of March 31, 2026	31,833	$685.02

HADRON ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

As of March 31, 2026, total unrecognized compensation cost related to RSPAs was $20,028,499, which is expected to be recognized over a weighted average period of 3.2 years. The weighted average grant date fair values per share of RSPAs granted during the period from January 1, 2026 to March 31, 2026 was $702.63 per share. The weighted average grant date fair values of RSPAs that vested during the period from January 1, 2026 to March 31, 2026 was $627.75 per share.

The Company recognized stock-based compensation of $2,734,113 for the three months ended March 31, 2026, of which $2,101,935 related to research and development and $632,178 related to general and administrative. The Company recognized stock-based compensation expense of $9,013 for the three months ended March 31, 2025, which related to research and development.

Stock Options

No stock options were granted during the three months ended March 31, 2026 and 2025.

8.	INCOME TAXES

For the three months ended March 31, 2026 and 2025, the Company recorded no provision for income taxes, resulting in an effective tax rate of 0% for each period. This reflects the US federal statutory rate of 21% on pre-tax loss offset by a full valuation allowance against its net deferred tax assets where it is more likely than not that the deferred tax assets will not be realized. Although the Company generated pretax income during the three months ended March 31, 2026, no income tax expense was recorded due to the existence of a full valuation allowance against the Company’s federal and state deferred tax assets.

ASC 740-10, Accounting for Uncertainty in Income Taxes, prescribes a comprehensive model for the recognition, measurement, presentation, and disclosure in the financial statements for any uncertain tax positions that have been taken or expected to be taken on a tax return. As of March 31, 2026 and December 31, 2025, the Company had no unrecognized tax benefits. The amount of unrecognized tax benefits is not expected to significantly change over the next twelve months. No amounts, outside of valuation allowance, would impact the effective tax rate on continuing operations.

On July 4, 2025, the One Big Beautiful Bill (“OBBB”) was signed into law, making permanent several provisions of the Tax Cuts and Jobs Act of 2017 and introducing additional reforms to U.S. tax law. Although enacted after the close of fiscal year 2024, certain provisions of the OBBB were retroactively effective or materially influenced tax planning and accounting estimates during the year. Management has evaluated the retroactive and prospective effects of the OBBB and concluded that the bill did not result in a material change to the Company’s effective tax rate for 2026 and 2025. However, the legislation is expected to influence future tax planning, entity structuring, and investment decisions.

All tax returns will remain open for examination by the federal and state taxing authorities for three and four years, respectively, from the date of utilization of any net operating loss carryforwards.

9.	RELATED PARTY TRANSACTIONS

Reimbursement of costs

The Company has entered into SAFEs (Note 5) and RSPAs (Note 7) with certain individuals, who have also provided services to the Company. The Company incurred costs related to contract labor of $1,946 and $26,149 for the three months ended March 31, 2026 and 2025, respectively, to these individuals, which is included in general and administrative and research and development expenses in the accompanying statements of operations and comprehensive income (loss). Additionally, the Company paid $12,000 to a SAFE Note Holder for public relations services (monthly retainer) during the three months ended March 31, 2026, which is included in general and administrative expense in the accompanying condensed statement of operations and comprehensive income (loss).

10.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may be involved in litigation relating to claims or assessments arising out of its operations in the normal course of business. The Company records a provision for a liability when it believes that it is both probable that a liability has been incurred and the amount can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued.

HADRON ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

The Company is engaged in an ongoing legal matter with a former employee related to their departure in December 2025. The Company was expected to incur a settlement cost of $16,345,000 to resolve the dispute, which was deemed probable and estimable and was recognized within general and administrative expenses during the year ended December 31, 2025. The proposed settlement includes $100,000 of cash with the remaining amount to be settled in stock upon final resolution of the legal matter. As of March 31, 2026, the settlement cost to resolve the dispute was estimated to be $11,655,362, resulting in a change in fair value of legal settlement liability of $4,689,638, which was recorded in general and administrative expense in the statements of operations and comprehensive income (loss) for the three months ended March 31, 2026. As of March 31, 2026, the accrued legal settlement of $11,655,362 was recorded in accrued expenses.

Other than the above, management is not aware of any other legal proceedings or adverse outcome of which, in management’s opinion, individually or in the aggregate, could have a material adverse effect on the Company’s results of operations, financial position or cash flows.

11.	SUBSEQUENT EVENTS

The Company has evaluated all events or transactions that occurred after March 31, 2026 through May 29, 2026, which is the date that the condensed financial statements were available to be issued. During this period, there were no material subsequent events requiring disclosure except as follows:

Subsequent to March 31, 2026, the Company received gross proceeds associated with SAFE equity financings aggregating approximately $1,710,000.

On April 16, 2026, GigCapital7, Merger Sub, and the Company entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), which amends the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. The Second Amendment amends the definition of “Public Company (Pre-Capital Raise) Valuation” set forth in Article X of the Business Combination Agreement to mean $776,599,997, which has the effect of reducing the Aggregate Merger Consideration to be issued for the securities of the Company to 60,000,000 shares of Domesticated Purchaser Common Stock, which at a nominal value of $10.00 per share would have a valuation for the Company of $600 million. The Second Amendment also amends Section 8.01(c) of the Business Combination Agreement to replace the date “April 30, 2026” with the date “May 31, 2026.” As a result, all references to the “Outside Date” in the Business Combination Agreement now refer to May 31, 2026.

On May 7, 2026, at the extraordinary general meeting, the Company and the shareholders of GigCapital7 approved the Business Combination contemplated by the Business Combination Agreement, and as amended, including the merger of Merger Sub with and into Hadron, with Hadron surviving the merger, and issuance of common stock of the Company to Hadron equity holders as merger consideration. On May 22, 2026, the Business Combination was consummated. Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 16,834,491 shares tendered for redemption, are approximately $33.9 million. Additionally, a forward stock purchase agreement was entered into for a purchase amount of $5.9 million paid at closing from the cash released from the GigCapital7 trust account.

Upon consummation of the Business Combination, all outstanding historical Hadron Energy equity interests, including common shares, SAFEs, and stock awards, were converted or exchanged into shares of, or rights to acquire shares of, Class A or Class B common stock in the combined company in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio.